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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

                                                           Percentage of Voting
                                                           Securities Owned by
                                           Organized Under   Registrant as of
                                               Law Of         March 28, 1999
                                           --------------- --------------------
Aseco Investment Corporation                Massachusetts          100%
Aseco International Sales Corporation            Barbados          100%
Aseco International Inc.                         Delaware          100%
Aseco Malaysia Sdn. Bhd.                         Malaysia          100%
Aseco (Singapore) Pte. Ltd.                     Singapore          100%
Aseco Branch, Inc.                               Delaware          100%
Western Equipment Developments (Holdings)
 Ltd.                                             England          100%